UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 21, 2010
EOS Preferred Corporation
(Exact Name of Registrant as Specified in Charter)

Massachusetts	000-25193	04-3439366
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1271 Avenue of the Americas
46th Floor
New York, New York 10020
(Address of Principal Executive Offices)
(212) 377-1503
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act.
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐     Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 4.01. Changes in Registrant’s Certifying Accountant.
(a) On September 17, 2010, the Audit Committee of the Board of Directors of EOS Preferred Corporation (the “Company”) approved the dismissal of Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm. The client-auditor relationship between the Company and EY has ceased, effective immediately.
In connection with the audits of the Company’s financial statements for each of the two fiscal years ended December 31, 2009 and the subsequent interim period through September 17, 2010, there were no: (1) disagreements between the Company and EY on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of EY, would have been referred to in their reports.
The audit reports of EY on the financial statements of the Company as of and for the years ended December 31, 2009 and 2008, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to audit scope or accounting principles. The audit reports for the years ended December 31, 2009 and 2008 include an explanatory paragraph regarding the Company’s ability to continue as a going concern.
The Company has provided EY with a copy of this Form 8-K. The Company has requested EY to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated September 21, 2010, is filed as Exhibit 16.1 to this Form 8-K.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
     The following exhibit is filed as part of this report:

Exhibit
Number	Description
16.1	Letter from Ernst & Young LLP, dated September 21, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EOS Preferred Corporation (Registrant)
Date: September 21, 2010	By:	/s/ Thomas O’Sullivan
Thomas O’Sullivan
President

INDEX TO EXHIBITS

Exhibit Number	Description
16.1	Letter from Ernst & Young LLP, dated September 21, 2010.